      Exhibit 99.1

Name and Address of Reporting Person:   Dennis J. Getman

   Avatar Holdings Inc.

   "201 Alhambra Circle, 12th Floor"

   "Coral Gables, FL  33134"

Issuer Name and Ticker or Trading Symbol:   Avatar Holdings Inc. (AVTR)

Date of Earliest Transaction Required

to be Report (Month/Day/Year):   3/21/2007

1. Title of Security  2. Transaction 3. Transaction 4.  Securities 4. (A) or (D) 4. Price 5. Amount of

 Date Code Acquired (A) or   Securities

   Disposed of (D)   Beneficially Owned

      Following Reported

      Transactions

Common Stock 3/22/2007 S 500 D 72.01 "10,515"

Common Stock 3/22/2007 S "3,996" D 72.00 "6,519"

Common Stock 3/22/2007 S 500 D 72.02 "6,019"

Common Stock 3/22/2007 S 1 D 72.04 "6,018"

Common Stock 3/22/2007 S 99 D 72.06 "5,919"

Common Stock 3/22/2007 S 200 D 72.50 "5,719"

Common Stock 3/22/2007 S 100 D 72.54 "5,619"

Common Stock 3/22/2007 S 301 D 72.55 "5,318"

Common Stock 3/22/2007 S "1,500" D 72.56 "3,818"

Common Stock 3/22/2007 S 591 D 72.58 "3,227"

Common Stock 3/22/2007 S 236 D 72.60 "2,991"

Common Stock 3/23/2007 S 100 D 72.06 "2,891"

Common Stock 3/23/2007 S 100 D 72.07 "2,791"

Common Stock 3/23/2007 S 100 D 72.57 "2,691"

Common Stock 3/23/2007 S 91 D 72.59 "2,600"

Common Stock 3/23/2007 S 100 D 72.52 "2,500"

Common Stock 3/23/2007 S 200 D 72.54 "2,300"

Common Stock 3/23/2007 S 200 D 72.51 "2,100"

Common Stock 3/23/2007 S "1,900" D 72.50 200

Common Stock 3/23/2007 S 100 D 72.66 100

Common Stock 3/23/2007 S 100 D 72.65 0